Exhibit 99.1

PANDORA REPORTS Q1 2017 FINANCIAL RESULTS
Subscription Growth Re-accelerates, Growing Approximately 20% Year-Over-Year

•	Total subscribers increased to 4.71 million in Q1 2017 from 3.93 million in Q1 2016, growing approximately 20% year-over-year

•	1.3 million trial starts across subscription tiers since the Premium launch to select listeners in mid-March, including more than 500 thousand Premium trial starts

•	Q1 2017 total consolidated revenue was $316.0 million, growing 6% year-over-year

•	Q1 2017 subscription revenue was $64.9 million, growing 19% year-over-year

•	Q1 2017 ticketing service revenue was $27.8 million, growing 25% year-over-year

•	Q1 2017 ad RPMs were $50.87, growing 12% year-over-year

OAKLAND, Calif. - May 8, 2017 - Pandora (NYSE: P) today announced financial results for the first quarter ended March 31, 2017.

“Although it remains early days, we are enthusiastic about the recent launch of Pandora Premium," said Tim Westergren, Founder and CEO of Pandora. “Pandora Premium is a major leap forward for the company and allows us to offer a variety of products to our large base of listeners. Additionally, our Q1 results were consistent with our expectations and demonstrated Pandora’s ability to improve ad monetization, while controlling costs and evolving our consumer experience in ways that enhance usage trends of our most engaged listeners.”

Subscription Products
Pandora successfully launched its on-demand subscription product, Pandora Premium.

•	Approximately 1.3 million trials were started in the last seven weeks, including more than 500 thousand Premium trial starts.

•	Total subscribers increased approximately 20% year-over-year.

•	To date, more than 80% of new trial subscribers were acquired on-platform—virtually free of acquisition costs—again demonstrating our marketplace strategy in action.

•	Nearly half of Premium trial listeners used Pandora daily during their first week, significantly higher than non-Premium listeners.

•
Approximately half of all early Premium users are taking advantage of features on the tier that are unique to Pandora, including the My Thumbs Up playlist, Linked Playlists, and the "magic wand" that is Add Similar Songs.

•	Research tells us that more than 30% of our ad-supported and paid radio listeners are strong candidates for an on-demand tier.

Advertising Products
We anticipate strong tailwinds as the advertising technology investments we are making in the first half of 2017 come online in the seasonally strong second half of the year.

•	Programmatic led to significantly higher effective CPMs in display.

•	Video inventory per hour increased 27% year-over-year in Q1 as well as increased pricing.

•	Auto and Consumer Electronics remain our fastest-growing listening and monetization segments, with 26% growth in listening hours and 37% growth in ad RPM.

First Quarter 2017 Financial Results

Revenue: For the first quarter of 2017, total consolidated revenue was $316.0 million, a 6% year-over-year increase. Advertising revenue was $223.3 million, a 1% year-over-year increase, during our seasonally weakest advertising quarter.

Subscriptions: Total subscribers increased from 3.93 million in Q1 2016 to 4.71 million in Q1 2017, growing approximately 20% year-over-year. Subscription and other revenue was $64.9 million, a 19% year-over-year increase.

Ticketing: Ticketing service revenue was $27.8 million, a 25% year-over-year increase.

GAAP Net Loss and Adjusted EBITDA: For the first quarter of 2017, GAAP net loss was $132.3 million compared to a net loss of $115.1 million in the same quarter last year, and adjusted EBITDA was a loss of $71.3 million, compared to a loss of $57.4 million in the same quarter last year. For the first quarter of 2017, adjusted EBITDA differs from GAAP net loss in that it excludes $29.6 million in expense from stock-based compensation, $17.7 million of depreciation and amortization expense, $7.2 million of other expense, $6.2 million in expense associated with the workforce reduction and $0.3 million of provision for income taxes.

Cash and Investments: For the first quarter of 2017, the Company ended with $203.0 million in cash and investments, compared to $243.3 million at the end of the prior quarter.

Cash used in operating activities was $36.0 million for the first quarter of 2017, compared to $13.1 million in the same period of the prior year.

Other Business Metrics

Listener Hours: Listener hours were actively managed this quarter to optimize margins in our ad-supported service. Total listener hours were 5.21 billion for the first quarter of 2017, compared to 5.52 billion for the same period of the prior year.

Active Listeners: Active listeners were 76.7 million at the end of the first quarter of 2017, compared to 79.4 million for the same period of the prior year.

Guidance

Based on information available as of May 8, 2017 the Company is providing the following financial guidance:

Second Quarter 2017 Guidance: Revenue is expected to be in the range of $360 million to $375 million, the midpoint of which reflects 7% year-over-year growth and 16% growth relative to the prior quarter. Our revenue guidance reflects material year-over-year advertising growth resulting from seasonality and the first period during which Pandora Premium is broadly available.

Adjusted EBITDA loss is expected to be in the range of $65 million to $50 million, driven in part by marketing spending timing to support the premium launch. As a reminder, we expect marketing spend to be essentially flat on an annual basis from 2016 to 2017. Adjusted EBITDA differs from GAAP net loss in that it excludes forecasted stock-based compensation expense of approximately $34 million, depreciation and amortization expense of approximately $19 million, other expense of $7 million and a provision for income taxes of approximately $0.4 million and assumes minimal cash taxes given our net loss position.Basic shares outstanding for the second quarter of 2017 are expected to be approximately 241 million. We anticipate a year to date non-GAAP effective tax rate between 30-37%.

Full Year 2017 Guidance: Pandora expects full-year revenue in the range of $1.50 billion to $1.65 billion.

First Quarter Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss first quarter 2017 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (614) 999-7532. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 3063945, and available via webcast until May 22, 2017.

ABOUT PANDORA
Pandora is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com | @pandoramusic |www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

"Safe harbor" Statement:
This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the current period.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances and expense associated with the workplace reduction. The income tax effects of non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments have been reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: The Company adjusts non-GAAP net income (loss) by considering the income tax effects of its non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 37% for the full year 2017. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

Adjusted EBITDA

Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other income (expense) and expense associated with the workforce reduction.

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative. Intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue—ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Expense Associated with the Workforce Reduction: consists of employee-related expense recognized in connection to the workforce reduction in Q1 2017. These costs are included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, product development, sales and marketing and general and administrative. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###
Contacts:

Palmira Farrow
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Stephanie Barnes
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2016	2017
Revenue
Advertising	$220,308	$223,308
Subscription and other	54,732	64,878
Ticketing service	22,265	27,818
Total revenue	297,305	316,004

Cost of revenue
Cost of revenue—Content acquisition costs	171,264	187,420
Cost of revenue—Other (1) (2)	21,195	25,532
Cost of revenue—Ticketing service (2)	14,646	18,618
Total cost of revenue	207,105	231,570
Gross profit	90,200	84,434

Operating expenses
Product development (1) (2)	35,611	39,588
Sales and marketing (1) (2)	117,433	125,102
General and administrative (1) (2)	46,524	44,525
Total operating expenses	199,568	209,215
Loss from operations	(109,368)	(124,781)

Interest expense	(6,175)	(7,381)
Other income, net	862	229
Total other expense, net	(5,313)	(7,152)
Loss before provision for income taxes	(114,681)	(131,933)

Provision for)income taxes	(421)	(334)
Net loss	$(115,102)	$(132,267)

Basic and diluted net loss per share	$(0.51)	$(0.56)
Weighted-average basic and diluted shares	226,659	237,515

(1) Certain changes in presentation have been made to conform the prior period presentation to current period reporting. We have reclassified certain amounts related to amortization of internal-use software between the Cost of Revenue—Other, Sales & Marketing, Product Development and General & Administrative expenses
(2) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2016	2017
Cost of revenue—Other	$1,477	$815
Cost of revenue—Ticketing service	60	29
Product development	8,501	7,915
Sales and marketing	13,613	13,496
General and administrative	15,004	7,363
Total stock-based compensation expense	$38,655	$29,618

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of March 31,
	2016	2017
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$199,944	$170,881
Short-term investments	37,109	32,123
Accounts receivable, net	309,267	262,934
Prepaid content acquisition costs	46,310	48,542
Prepaid expenses and other current assets	33,191	29,422
Total current assets	625,821	543,902

Long-term investments	6,252	—
Property and equipment, net	124,088	128,815
Goodwill	306,691	306,421
Intangible assets, net	90,425	85,289
Other long-term assets	31,533	33,721
Total assets	$1,184,810	$1,098,148

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,224	$21,152
Accrued liabilities	35,465	33,878
Accrued content acquisition costs	93,723	89,972
Accrued compensation	60,353	43,871
Deferred revenue	28,359	32,355
Other current liabilities	20,993	32,848
Total current liabilities	254,117	254,076

Long-term debt, net	342,247	347,223
Other long-term liabilities	34,187	33,946
Total liabilities	630,551	635,245

Stockholders’ equity
Common stock	24	24
Additional paid-in capital	1,264,693	1,306,532
Accumulated deficit	(709,636)	(843,057)
Accumulated other comprehensive loss	(822)	(596)
Total stockholders’ equity	554,259	462,903
Total liabilities and stockholders’ equity	$1,184,810	$1,098,148

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2016	2017
Operating Activities
Net loss	$(115,102)	$(132,267)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	13,277	17,680
Stock-based compensation	38,655	29,618
Amortization of premium on investments, net	140	53
Other operating activities	895	1,665
Amortization of debt discount	4,434	4,886
Changes in operating assets and liabilities
Accounts receivable	38,514	44,941
Prepaid content acquisition costs	(16,775)	(2,232)
Prepaid expenses and other assets	(2,967)	(5,579)
Accounts payable, accrued and other current liabilities	(3,467)	13,192
Accrued content acquisition costs	14,152	(3,762)
Accrued compensation	2,597	(13,207)
Other long-term liabilities	659	(244)
Deferred revenue	7,640	3,996
Reimbursement of cost of leasehold improvements	4,244	5,236
Net cash used in operating activities	(13,104)	(36,024)

Investing Activities
Purchases of property and equipment	(14,371)	(1,980)
Internal-use software costs	(7,177)	(7,765)
Purchases of investments	(4,993)	—
Proceeds from maturities of investments	8,332	11,220
Payments related to acquisition, net of cash acquired	(676)	—
Net cash provided by (used in) investing activities	(18,885)	1,475

Financing activities
Proceeds from employee stock purchase plan	1,687	2,798
Proceeds from exercise of stock options	520	2,388
Tax payments from net share settlements of restricted stock units	(1,294)	—
Net cash provided by financing activities	913	5,186

Effect of exchange rate changes on cash and cash equivalents	(137)	300

Net decrease in cash and cash equivalents	(31,213)	(29,063)
Cash and cash equivalents at beginning of period	334,667	199,944
Cash and cash equivalents at end of period	$303,454	$170,881

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2016	2017
Gross profit
GAAP gross profit	$90,200	$84,434
Stock-based compensation: Cost of revenue—Other	1,477	815
Stock-based compensation: Cost of revenue—Ticketing service	60	29
Amortization of intangibles - Cost of revenue—Ticketing service	1,417	1,419
Expense associated with the workforce reduction	—	312
Non-GAAP gross profit	$93,154	$87,009

Net loss
GAAP net loss	$(115,102)	$(132,267)
Amortization of intangibles	5,133	5,137
Amortization of non-recoupable ticketing contract advances	1,162	1,986
Stock-based compensation	38,655	29,618
Income tax effects of non-GAAP net loss before provision for income taxes and the related non-GAAP adjustments	24,936	32,158
Expense associated with the workforce reduction	—	6,180
Non-GAAP net loss	$(45,216)	$(57,188)

Non-GAAP EPS—basic and diluted	$(0.20)	$(0.24)

Weighted average basic and diluted shares	226,659	237,515

Adjusted EBITDA
GAAP net loss	$(115,102)	$(132,267)
Depreciation and amortization	13,277	17,680
Stock-based compensation	38,655	29,618
Other expense, net	5,313	7,152
Provision for income taxes	421	334
Expense associated with the workforce reduction	—	6,180
Adjusted EBITDA	$(57,436)	$(71,303)

Pandora Media, Inc.
RPM and LPM History
(unaudited)

	Three months ended March 31,
	2016		2017
	RPM	LPM	RPM	LPM

Advertising	$45.47	$30.48	$50.87	$33.44

Pandora Media, Inc.
ARPU and LPU History
(unaudited)

	Three months ended March 31,
	2016		2017
	ARPU	LPU	ARPU	LPU

Subscription services	N/A	N/A	$4.76	$2.96